UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to the Current Report on Form 8-K filed by FibroBiologics, Inc. (the "Company") on April 9, 2026 (the "Original Report") is being filed to include an additional item number that was inadvertently omitted in the Original Report (Item 1.02 should have been included along with Item 1.01). The Company is amending the Original Report for the sole purpose of including the new item. No disclosure has changed from the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2026, FibroBiologics, Inc. (the “Company”) entered into a Sublease Buyout Agreement (the “Lease Termination Agreement”) with United Fire & Casualty Co. (doing business as United Fire Group) (the “Sublandlord”) to terminate that certain Sublease Agreement, which was effective as of October 5, 2022 (“Sublease”), pursuant to which Sublandlord subleased to the Company certain premises located at the third floor of 455 E. Medical Center Blvd, Webster, County of Harris, Texas 77598. The Lease Termination Agreement terminated the Sublease effective April 2, 2026, successfully concluding the Sublease well ahead of its original expiration date of November 30, 2027. The Company resolved its remaining rent obligations with a single payment of $45,108.25 and expects to save approximately $0.8 million in future rent payments.

This strategic consolidation follows the Company's 2025 opening of its state-of-the-art laboratory facility, encompassing over 10,000 square feet of dedicated lab and office space. By eliminating redundant office costs approximately 18 months ahead of schedule, the Company strengthens its operational efficiency and redirects resources toward its core mission of advancing fibroblast-based therapeutics.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 8.01 Other Events.

The new address of the Company’s principal executive offices is 9350 Kirby Drive, Suite 300, Houston, Texas 77054.

Item 9.01 Financial Statements and Exhibits.

Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	Apri 9, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer